UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 20, 2016

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On September 20, 2016, the Board of Directors of Microsoft Corporation (the “Company”) amended Section 1.14 of the Company’s Bylaws, our proxy access bylaw, to (1) clarify when groups of funds count as a single shareholder for purposes of meeting the 3% ownership threshold (Section 1.14(b)); (2) count loaned shares recallable within five business days (increased from three days) as being owned for purposes of satisfying the 3% ownership threshold, and eliminate the requirement that loaned shares be recalled at the time a nominating shareholder provides notice to the Company (Section 1.14(c)); (3) clarify certain indemnification provisions (Section 1.14(f)); and (4) reduce from 25% to 15% the level of voting support needed to re-nominate a proxy access candidate in one of the following two years (Section 1.14(l)).

This description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Bylaws filed as Exhibit 3.2 to this Report.

Item 8.01 Other Events.

On September 20, 2016 the Company announced the date for the 2016 Annual Shareholders Meeting, to be held on November 30, 2016. Shareholders at the close of business on September 30, 2016, the record date, will be entitled to vote at the Annual Shareholders Meeting.

Item 9.01 Financial Statements and Exhibits

(d)	The following exhibit is being filed as part of this report:

3.2	Bylaws of Microsoft Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION (Registrant)
Date: September 22, 2016	/s/ John A. Seethoff
John A. Seethoff
Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.2	Bylaws of Microsoft Corporation